                                                       EXHIBIT 24(C)(8)(G)(VII)

                  AMENDMENT NO. 7 TO PARTICIPATION AGREEMENT
                   AMONG OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                          OPPENHEIMERFUNDS, INC. AND
                       MINNESOTA LIFE INSURANCE COMPANY

   This Amendment No. 7 is incorporated in and made a part of the Participation Agreement (the "Agreement") as of the 1/st/ of August, 2010, by and among Minnesota Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of one or more segregated asset accounts of the Company (hereinafter the "Account"), Oppenheimer Variable Account Funds (hereinafter the "Fund") and OppenheimerFunds, Inc. (hereinafter the "Adviser"). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Addendum, the language of this Addendum shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Addendum.

    1. Schedule 1 of the Agreement is deleted and replaced with the Schedule 1 to this Addendum, attached hereto.

    2. Schedule 2 of the Agreement is deleted and replaced with the Schedule 2 to this Addendum, attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 7 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of August 1, 2010:

                                                  Company:
                                                  MINNESOTA LIFE INSURANCE
                                                  COMPANY
                                                  By its authorized officer,

                                                  /s/ Bruce P. Shay
                                                  ------------------------------
                                                  By: Bruce P. Shay
                                                  Title: Executive Vice
                                                  President
                                                  Date:

                                                  Fund:
                                                  OPPENHEIMER VARIABLE ACCOUNT
                                                  FUNDS
                                                  By its authorized officer,

                                                  /s/ Brian W. Wixted
                                                  ------------------------------
                                                  By: Brian W. Wixted
                                                  Title: Treasurer
                                                  Date: 09/02/10

                                                  Advisor:
                                                  OPPENHEIMERFUNDS, INC.
                                                  By its authorized officer,

                                                  /s/ Christina M Nasta
                                                  ------------------------------

                                                  By: Christina Nasta
                                                  Title: SVP
                                                  Date: 9/1/2010

                                  SCHEDULE 1
                          (AS AMENDED AUGUST 1, 2010)

Separate Accounts                               Products

Variable Annuity Account                        MultiOption Achiever Annuity
                                                MultiOption Classic Annuity
                                                MultiOption Advisor Annuity
                                                MultiOption Legend Annuity
                                                MultiOption Extra Annuity

Minnesota Life Variable Life Account            Variable Adjustable Life
                                                Variable Adjustable Life-Second Death
                                                Variable Adjustable Life-Horizon
                                                Variable Adjustable Life Summit
                                                Variable Adjustable Life Survivor

Minnesota Life Variable Universal Life Account  Variable Group Universal Life

                                  SCHEDULE 2
                          (AS AMENDED AUGUST 1, 2010)

Portfolios of Oppenheimer Variable Account Funds shown below do not include service class shares unless expressly indicated:

   Oppenheimer Capital Appreciation Fund/VA - Service Shares
   Oppenheimer High Income Fund/VA - Service Shares
   Oppenheimer Main Street Fund/VA - Service Shares
   Oppenheimer Global Securities/VA - Non-Service Shares